STOCK OPTION AGREEMENT
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     AGREEMENT dated as of January 14, 2004, by and between DISTINCTIVE DEVICES,
INC., a Delaware corporation, (the "Company"), and EARL ANDERSON (the
"Optionee").

                               W I T N E S S E T H
                               - - - - - - - - - -

     WHEREAS, in consideration of the services provided to the Company by the Optionee, including his services in connection with the Company's acquisition of galaxis technology ag, the Company desires to provide the Optionee with an opportunity to acquire shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), and thereby obtain a greater proprietary interest in the progress and success of the business of the Company, and the Optionee desires to obtain such a proprietary interest in the Company, subject to the terms and conditions herein;

     NOW, THEREFORE, in consideration of the premises, the mutual covenants herein set forth and other good and valuable consideration, the Company and the Optionee hereby agree as follows;

     1. Grant of Option. The Company hereby grants to the Optionee an option (the "Option") to purchase an aggregate of 250,000 shares (the "Option Shares") of Common Stock at an exercise price of seventy cents ($0.70) per share (the "Exercise Price"), and the Optionee accepts the grant of the Option, subject to adjustment as provided in Section 5 herein.

     2. Vesting of Option. This Option shall vest as to all of the Option Shares commencing on July 14, 2004 (the "Vesting Date"), provided that the Optionee is then an officer and/or director of the Company.


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     3.   Exercise of Option. The Option may be exercised at any time, or from time to time, commencing on the Vesting Date and terminating on the fifth anniversary of the date hereof (the "Expiration Date"). The Option may be exercised, as provided in this Section 3, by notice and payment to the Company as provided in Section 7 hereof.

     4. Non-Transferability. The Option shall not be transferable in whole or in part by the Optionee, except by will or the laws of descent or distribution, and shall be exercised during the lifetime of the Optionee only by him. Any transfer or attempted transfer of all or part of the Option in violation of this Agreement shall be null and void, and, at the discretion of the Company, the Option shall then be terminated.

     5. Adjustments. In the event of a stock dividend, stock split-up, share combination, exchange of shares, recapitalization, merger, consolidation, disposition of all or substantially all of its property, reorganization, liquidation or other similar changes or transactions, of or by the Company, the Board of Directors of the Company shall make (or shall undertake to have the Board of Directors of any corporation which merges with, or acquires the stock or assets of, the Company make) such adjustment of the number and class of shares then covered by the Option, or of the Exercise Price, or both. To the extent practicable, the Company shall give the Optionee prior written notice of any such event, provided that the failure by the Company to give such notice shall not subject the Company to any liability herein. After an event which results in an adjustment in the Option, the Company shall give written notice to the Optionee specifying the adjusted number or type of Option Shares or other security and/or the Exercise Price, together with a calculation of the adjustment. The determination of the adjustment by the Company shall be final and binding on the Optionee.


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     6.   Reservation of Shares. The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock or such other class of stock then subject to the Option as shall be sufficient to satisfy the requirements of this Agreement.

     7.   Methods of Exercise of Option.

          7.1 Exercise Notice. Subject to the terms and conditions of this Agreement, the Option shall be exercisable by notice (the "Exercise Notice"), together with delivery of this Agreement and payment to the Company by a certified check or wire transfer payable to the order of the Company in the full amount of the purchase price for the Purchased Shares. Each Exercise Notice shall:

               (i) state the election to exercise the Option and the number of Option Shares (such number being the "Purchased Shares") in respect of which it is being exercised;

               (ii) if at the time of exercise the Purchased Shares are not covered by an effective registration statement filed under the Securities Act of 1933, as amended (the "Securities Act"), contain a representation and agreement as to investment intent with respect to the Purchased Shares, and an acknowledgement as to restrictions on resale or transfer of such Shares by reason of the Securities Act;

               (iii) be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option; and


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               (iv) be sent to the Company in accordance with Section 10 hereof.

          7.2 Stock Certificate. Upon receipt of the documents to be provided for in Section 7.1 hereof in proper form, the Company shall deliver to the person or person exercising the Option certificates for the Purchased Shares. In the event the Purchased Shares are not then covered by an effective Securities Act registration statement, each certificate shall be subject to stop transfer instructions and bear the following legend.

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT IF 1933, AS AMENDED. THEY MAY NOT PUBLICLY BE OFFERED FOR SALE, SOLD OR DELIVERED AFTER SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SUCH ACT EXCEPT AS AUTHORIZED UNDER SAID ACT, AND UNLESS HEREAFTER REGISTERED WILL NOT BE TRANSFERRED UPON THE RECORDS OF THE CORPORATION IN THE ABSENCE OF AN OPINION OF COUNSEL TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

          7.3 Partial Exercise. If the Option is being exercised for less than the full number of Option Shares, the Company shall deliver to the Optionee a new Stock Option Agreement for the remaining number of Option Shares.

     8.   Rights of Holder.

          8.1 As Stockholder. The Optionee shall not have any rights to voting, dividends or any other rights of a stockholder with respect to any Option Shares until the certificates for such Option Shares shall have been issued to him as evidenced by the appropriate entry on the stock record books of the Company upon purchase of such Option Shares upon exercise of the Option.


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          8.2  As Employee. Nothing in this Agreement shall constitute an employment agreement or arrangement between the Optionee and the Company nor shall give the Optionee any rights as an employee.

     9. Registration. At any time after the Vesting Date the Optionee may request the Company to file a registration statement on Form S-8 (or successor form) under the Securities Act covering the Option Shares. Assuming the Company is eligible to file a Form S-8 (or successor form) for the Option Shares, it shall use its best efforts to file and cause such registration statement to become effective and thereafter maintain the effectiveness thereof for at least the earliest of (i) one year after the Expiration Date, (ii) the termination of this Agreement, assuming no Option Shares have been purchased hereunder or (iii) the date when all the Purchased Shares may be sold in accordance with Rule 144 under the Securities Act. The Company shall bear all costs related to such registration statement. This shall be the only right of the Optionee to include his Option Shares in a Securities Act registration statement. The Company may include in such registration statement shares of Common Stock on behalf of other holders of Company options and warrants.

     10. Notices. Any notice relating to this Agreement shall be in writing and delivered in person, by certified mail, hand, express courier or fax as follows to the following address:

     If to the Company:

          Distinctive Devices, Inc.
          One Bridge Plaza, Suite 100
          Fort Lee, New Jersey 07024
          Attn:  President


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     If to the Optionee:

          Earl Anderson
          21693 Town Place Drive
          Boca Raton, Florida  33433

or to such other address as either party hereto may hereafter duly give to the other.

     11.  Miscellaneous.

          11.1 Benefits of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, assigns, heirs and administrators.

          11.2 Governing Law. This Agreement shall be construed by and governed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

          11.3 Severability. In the event that any one or more provisions of this Agreement shall be deemed to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the legality, validity and enforceability of the remaining legal, valid and enforceable provisions hereof, which shall be construed as if such illegal, invalid or unenforceable provision or provisions had not been inserted.

          11.4 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto as to the subject matter herein, and cannot be amended, modified or terminated except by a writing executed by the parties hereto.

          11.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute a single instrument.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.


                                            ---------------------------------
                                                      EARL ANDERSON


                                            DISTINCTIVE DEVICES, INC.


                                            By:
                                               ------------------------------
                                                     Sanjay Mody, CFO


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